THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED UNDER THE ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS MADE, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER.

PROMISSORY NOTE

FOR VALUE RECEIVED, Franklin Towers Enterprises, Inc., a Nevada corporation (the "Borrower"), hereby promises to pay to Ping Liu (the "Holder"), with an address at 5-2, 4th Apartment, No.89, Eastern Jianxin Road, Jiangbei District, Chongqing China, the aggregate principal amount of the Loan (as defined below) which is outstanding from time to time and evidenced hereby plus interest thereon as set forth below.

Until the second anniversary of the date of this Note, upon at least two (2) business days' prior written notice to the Holder, the Borrower may borrow from the Holder, from time to time, any amount in increments of up to $10,000 and the Holder shall advance to the Borrower such amount that is so requested by the Borrower; provided, however, that the aggregate principal amount outstanding under this Note shall not exceed $20,000 at any given time and the Holder shall not be obligated to make any advances if an Event of Default has occurred and is continuing. The principal amount borrowed and outstanding under this Note is sometimes referred to herein as the "Loan".

Interest shall accrue on the outstanding principal amount of this Note at the rate of eight percent (8%) per annum, beginning on the date of this Note until this Note is paid in full. The principal amount of this Note and all accrued and unpaid interest shall be due and payable on April 24, 2008 (the "Maturity Date"). Upon the occurrence and during the continuance of any Event of Default (as defined below), the amounts then due and payable under this Note (including the entire principal and accrued interest if such payments are accelerated at the election of the Holder) shall bear interest equal to the lesser of (a) the maximum amount permitted to be charged under applicable law or (b) fifteen (15%) percent per annum from the due date thereof until paid in full or such Event of Default has been cured or waived (the "Default Interest Rate").

The following additional terms shall apply to this Note:

ARTICLE I
GENERAL

1.1 Payment Records. The amount, date and unpaid balance of the Loan shall be as evidenced by the applicable books and records of the Holder, which shall be conclusive evidence thereof in the absence of manifest error. The Holder is hereby authorized to endorse such particulars of the Loan on the grid attached hereto.

1.2 Payment on Non-Business Day. If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a New York public holiday, this Note shall fall due or such payment shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

1.3 Cost of Collection. If any payment due hereunder is not paid when due, the Borrower agrees to pay all costs of collection, including attorney's fees, all of which shall be added to the amount due hereunder, such charges to bear interest at the Default Interest Rate. In addition, if this Note is referred by Holder to any attorney for collection, the Borrower shall pay all attorney fees incurred by Holder therefor.

1.4 Prepayment. The Borrower may prepay all or part of this Note without penalty or premium.

ARTICLE II
EVENTS OF DEFAULT

The occurrence of any of the following events of default (each an "Event of Default") shall, at the option of the Holder, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal of this Note or interest hereon when due.

2.2 Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of this Note.

2.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for its or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any of its property or other assets for more than $10,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

2.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

ARTICLE III
REPRESENTATIONS OF BORROWER

Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Holder that:

3.1 Organization, Good Standing and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.2 Authorization. All organizational action on the part of the Borrower, its officers and directors necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Borrower hereunder has been taken and the Note constitutes valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Borrower is required in connection with the consummation of the transactions contemplated by this Note.

3.4 Compliance with Other Instruments. The Borrower is not in violation or default of any provisions of its Certificate of Incorporation or By-laws or of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Borrower. The execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Borrower.

ARTICLE IV
MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege

preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed delivered the day telecopied (with copy mailed by overnight courier) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section 5.2: (i) if to the Borrower, to same at the address of Borrower set forth above, fax number: 702-943-0714 ; and (ii) if to the Holder, to the address of Holder set forth above, fax number: 0086-13368078855.

4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. The Holder may not assign the rights and obligations under this Note to a third party without the prior written consent of the Borrower. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Governing Law. This Note has been executed in and shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws. Borrower consents to the jurisdiction of the courts sitting in New York in connection with any and all actions arising under this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on this 25th day of April, 2006.

FRANKLIN TOWERS ENTERPRISES, INC.

By: Kelly Fan

Name: Kelly Fan
Title: President

GRID for PROMISSARY NOTE

Date	**Amount Advanced**	**Date and Amount of Payment**
April 25, 2006	$10,000	